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               SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C.  20549

                           FORM 8 - K

                         CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of
1934.

Date of Report,
(Date of earliest event reported):              April 24, 2007
                                               --------------

                 Alfa International Holdings Corp.
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    (Exact name of registrant as specified in its charter)


   Delaware                0-17264            20-2876380
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(State or other          (Commission        (IRS Employer
jurisdiction of          File Number)       Identification
incorporation)                                  Number)

   350 Fifth Avenue, Suite 1103, New York, N.Y.            10118
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    (Address of principal executive offices)           (Zip Code)


Registrant's telephone number, including area code  (212)563-4141
                                                    --------------


Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of Registrant under any of the following provisions:

[ ] Written communication pursuant to Rule 425 under the Securities Act;
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act;
[ ] Pre-commencement communication pursuant to rule 14d-2(b) under the Exchange Act;
[ ] Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act.

Item 7.01 Regulation FD Disclosure
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     On April 24, 2007 Alfa International Holdings Corp. (the
"Company") made a press release announcing the extension of the

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expiration date for its outstanding $0.75 warrants associated with its Series B Preferred Stock.

     On April 25, 2007 the Company made a press release announcing the acceptance by its wholly owned subsidiary Journey of Light, Inc ("JOL") of the offer by the Government of Oman to allow the development of JOL's proposed Omagine real estate development project in Oman and to use the recent exchange of letters between the Government of Oman and JOL as the basis for drafting a final development agreement governing the development of the Omagine project.


ITEM 8.01 Other Events
----------------------

     On April 9, 2007 the Board of Directors of the Company authorized and approved the extension to July 31, 2007 of the expiration date for all common stock purchase warrants held by holders of the Company's Series B Preferred Stock. The expiration date of such warrants had previously been April 30, 2007.


Item 9.01.  Exhibits
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     (c)  A copy of the press release dated April 24, 2007 is
attached hereto as Exhibit A and a copy of the press release dated April 25, 2007 is attached hereto as Exhibit B.


                           SIGNATURES
                           ----------


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Dated:  April 25, 2007

                              ALFA International Holdings Corp.
                              ---------------------------------
                                (Registrant)


                              BY: /s/ Frank J. Drohan
                                  -----------------------
                                   Frank J. Drohan,
                                   Chairman of the Board,
                                   President and Chief
                                   Executive Officer